POWER OF ATTORNEY

				TO SIGN FORMS 4 AND 5





	The undersigned director/officer of Anixter International Inc.
hereby
authorizes
  John Dul, James Knox or Dennis Letham to sign on behalf of the undersigned any
  Forms 4 and 5 that are required to be
filed from
time to time with the Securities
  and Exchange
Commission.  Such forms
shall be completed from the information

furnished by me to the Company
and the information in the Company's
records.
  This authority shall
continue in effect until revoked.







  Dated this 12th day
of May, 2003.


Signed:   	Stuart M. Sloan

  Printed Name:
Stuart M. Sloan